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                                                                    Exhibit 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Amkor Technology, Inc.

As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our reports dated February 3, 2000, and to the incorporation of our reports into the Company's previously filed Registration Statements on Form S-8 File No. 333-62891 and No. 333-86161 and on Form S-3 File No. 333-39642. It
should be noted that we have not audited any financial statements or schedules of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP
- -------------------------
Arthur Andersen LLP


March 30, 2001